UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2017

SUNSHINE HEART, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35312 (Commission File Number)	68-0533453 (IRS Employer Identification No.)

12988 Valley View Road

Eden Prairie, Minnesota  55344

(Address of principal executive offices)  (Zip Code)

(952) 345-4200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03   Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.07 of this report is incorporated herein by reference.

Item 5.07   Submission of Matters to a Vote of Security Holders.

On January 9, 2017, Sunshine Heart, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) at its offices at 12988 Valley View Road, Eden Prairie, Minnesota.  At the Special Meeting, the Company’s stockholders approved each of the following proposals:

(1)                Approval of the issuance of shares of common stock consisting of: (i) shares of common stock issuable upon conversion of the 2,900 shares of Series C Convertible Preferred Stock sold pursuant to the securities purchase agreement dated October 30, 2016; (ii) shares of common stock issuable upon conversion of the 900 shares of Series D Convertible Preferred Stock sold or available to be sold pursuant to the securities purchase agreement; and (iii) shares of common stock issuable upon exercise of warrants to purchase shares of common stock issued or to be issued under the securities purchase agreement and upon the exercise of warrants issued as compensation to the placement agent in connection with the transactions contemplated by the securities purchase agreement.

(2)                Approval of the issuance of shares of common stock issuable upon conversion of the outstanding shares of Series B-1 Convertible Preferred Stock received by holders thereof pursuant to the securities exchange agreement dated October 30, 2016 in excess of the issuance limitation of 2,369,361 shares.

(3)               Approval of an amendment to the Fourth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of the outstanding common stock at a ratio in the range of one-for-twenty to one-for-sixty, to be determined at the discretion of the Board.

(4)               Authorization of one or more adjournments of the special meeting to solicit additional proxies in the event there are insufficient votes to approve any of Proposals 1, 2 or 3.

For more information about the foregoing proposals, see the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission and mailed to the Company’s stockholders on or about December 8, 2016, the relevant portions of which are incorporated herein by reference.  Holders of the Company’s common stock were entitled to one vote per share. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

(1)              The Company’s stockholders approved the issuance of shares of common stock consisting of: (i) shares of common stock issuable upon conversion of the 2,900 shares of Series C Convertible Preferred Stock sold pursuant to the securities purchase agreement dated October 30, 2016; (ii) shares of common stock issuable upon conversion of the 900 shares of Series D Convertible Preferred Stock sold or available to be sold pursuant to the securities purchase agreement; and (iii) shares of common stock issuable upon exercise of warrants to purchase shares of common stock issued or to be issued under the securities purchase agreement and upon the exercise of warrants issued as compensation to the placement agent in connection with the transactions contemplated by the securities purchase agreement:

For	Against	Abstain	Broker Non-Votes
7,601,241	2,259,006	124,864	8,771,068

(2)              The Company’s stockholders approved the issuance of shares of common stock issuable upon conversion of the outstanding shares of Series B-1 Convertible Preferred Stock received by holders thereof pursuant to the securities exchange agreement dated October 30, 2016 in excess of the issuance limitation of 2,369,361 shares:

For	Against	Abstain	Broker Non-Votes
7,585,846	2,261,506	137,759	8,771,068

(3)              The Company’s stockholders approved an amendment to the Fourth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of the outstanding common stock at a ratio in the range of one-for-twenty to one-for-sixty, to be determined at the discretion of the Board:

For	Against	Abstain	Broker Non-Votes
16,043,472	2,610,027	102,680	0

(4)              The Company’s stockholders authorized one or more adjournments of the special meeting to solicit additional proxies in the event there are insufficient votes to approve any of Proposals 1, 2 or 3:

For	Against	Abstain	Broker Non-Votes
14,806,564	3,668,583	281,032	0

The results reported above are final voting results. No other matters were considered or voted upon at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2017	SUNSHINE HEART, INC.

	By:	/S/ CLAUDIA DRAYTON
	Name:	Claudia Drayton
	Title:	Chief Financial Officer